EXHIBIT 21

INFORMATION REGARDING SUBSIDIARIES OF THE REGISTRANT

Saga Communications, Inc. Subsidiaries

	Jurisdiction of	Name Under Which Subsidiary does
Name	Organization	Business
Franklin Communications, Inc.	Delaware	Franklin Communications, Inc.
Saga South Communications, LLC
Saga Communications of Iowa, LLC
Lakefront Communications, LLC	Delaware	Lakefront Communications, LLC
Saga Communications of Tuckessee, LLC
Saga Broadcasting, LLC	Delaware	Saga Broadcasting, LLC
Franklin Communications, Inc.
Lakefront Communications, LLC
Saga Communications of Illinois, LLC
Saga Communications of South Dakota, LLC
Tidewater Communications, LLC
Saga Communications of Arkansas, LLC	Delaware	Saga Communications of Arkansas, LLC
Saga Communications of Illinois, LLC	Delaware	Saga Communications of Illinois, LLC
Saga Communications of Indiana, LLC	Delaware	Saga Communications of Indiana, LLC
Saga Communications of Iowa, LLC	Delaware	Saga Communications of Iowa, LLC
Saga Communications of New England, LLC	Delaware	Saga Communications of New England, LLC
Saga Communications of North Carolina, LLC	Delaware	Saga Communications of North Carolina, LLC
Saga Communications of South Dakota, LLC	Delaware	Saga Communications of South Dakota, LLC
Saga Communications of Tuckessee, LLC	Delaware	Saga Communications of Tuckessee, LLC
Saga South Communications, LLC	Delaware	Saga South Communications, LLC
Tidewater Communications, LLC	Delaware	Tidewater Communications, LLC
Water Dragon, LLC	Florida	Water Dragon, LLC